TYSON FOODS REPORTS SECOND QUARTER 2025 RESULTS
Strong Execution Drives Top and Adjusted Bottom-Line Gains
Springdale, Arkansas – May 5, 2025 – Tyson Foods, Inc. (NYSE: TSN), one of the world’s largest food companies and a recognized leader in protein with leading brands including Tyson, Jimmy Dean, Hillshire Farm, Ball Park, Wright, Aidells, ibp and State Fair, reported the following results:

(in millions, except per share data)	Second Quarter		Six Months Ended
	2025	2024	2025	2024
Sales	$13,074	$13,072	$26,697	$26,391

Operating Income	$100	$312	$680	$543
Adjusted[1] Operating Income (non-GAAP)	$515	$406	$1,174	$817

Net Income Per Share Attributable to Tyson	$0.02	$0.41	$1.03	$0.71
Adjusted[1] Net Income Per Share Attributable to Tyson (non-GAAP)	$0.92	$0.62	$2.06	$1.31
1 The Company reports its financial results in accordance with U.S. generally accepted accounting principles (GAAP). As used in this table and throughout this earnings release, adjusted operating income (loss) and adjusted net income per share attributable to Tyson (Adjusted EPS) are non-GAAP financial measures. Refer to the end of this release for an explanation and reconciliation of these and other non-GAAP financial measures used in this release to comparable GAAP measures.
First Six Months Highlights
•Sales of $26,697 million, up 1.2% from prior year; legal contingency accruals reduced sales by $343 million, or 1.3%
•GAAP operating income of $680 million, up 25% from prior year
•Adjusted operating income of $1,174 million, up 44% from prior year
•GAAP EPS of $1.03, up 45% from prior year
•Adjusted EPS of $2.06, up 57% from prior year
•Total Company GAAP operating margin of 2.5%
•Total Company adjusted operating margin (non-GAAP) of 4.3%
•Cash provided by operating activities of $846 million, down $331 million from prior year
•Free cash flow (non-GAAP) of $382 million, down $174 million from prior year
Second Quarter Highlights
•Sales of $13,074 million, flat from prior year; legal contingency accruals reduced sales by $343 million, or 2.6%
•GAAP operating income of $100 million, down 68% from prior year
•Adjusted operating income of $515 million, up 27% from prior year
•GAAP EPS of $0.02, down 95% from prior year
•Adjusted EPS of $0.92, up 48% from prior year
•Total Company GAAP operating margin of 0.8%
•Total Company adjusted operating margin (non-GAAP) of 3.8%
•Liquidity of $3.2 billion as of March 29, 2025; reduced total debt $738 million during the quarter

"We delivered another solid quarter with growth in both sales and adjusted operating income, driven by strong execution across the business. Our consistent focus on operational excellence, winning with customer and consumers, leveraging data and digital, and enhancing our financial strength has resulted in four consecutive quarters of year-over-year improvements in our top and adjusted bottom lines," stated Donnie King, President & CEO of Tyson Foods. "Looking ahead, our diversified multi-channel, multi-protein portfolio positions us well to capitalize on consumer demand for high-quality protein and deliver continued value to our shareholders."

SEGMENT RESULTS (in millions)

Sales
(for the second quarter and six months ended March 29, 2025, and March 30, 2024)
	Second Quarter				Six Months Ended
			Volume	Avg. Price			Volume	Avg. Price
	2025	2024	Change	Change[2]	2025	2024	Change	Change[2]
Beef	$5,196	$4,954	(1.4)%	8.2%	$10,531	$9,977	2.0%	4.5%
Pork	1,244	1,486	(3.8)%	4.3%	2,861	3,003	(2.1)%	5.7%
Chicken	4,141	4,065	3.0%	(1.1)%	8,206	8,098	2.2%	(0.9)%
Prepared Foods	2,396	2,404	(2.6)%	2.3%	4,869	4,947	(2.9)%	1.3%
International/Other	566	580	(1.5)%	(0.9)%	1,150	1,162	1.4%	(2.4)%
Intersegment Sales	(469)	(417)	n/a	n/a	(920)	(796)	n/a	n/a
Total	$13,074	$13,072	—%	2.6%	$26,697	$26,391	0.8%	1.7%

Operating Income (Loss)
(for the second quarter and six months ended March 29, 2025, and March 30, 2024)
	Second Quarter				Six Months Ended
			Operating Margin				Operating Margin
	2025	2024	2025	2024	2025	2024	2025	2024
Beef	$(258)	$(35)	(5.0)%	(0.7)%	$(322)	$(241)	(3.1)%	(2.4)%
Pork	(195)	(1)	(15.7)%	(0.1)%	(136)	38	(4.8)%	1.3%
Chicken	262	158	6.3%	3.9%	613	335	7.5%	4.1%
Prepared Foods	244	230	10.2%	9.6%	453	473	9.3%	9.6%
International/Other	47	(40)	n/a	n/a	72	(62)	n/a	n/a
Total	$100	$312	0.8%	2.4%	$680	$543	2.5%	2.1%
ADJUSTED SEGMENT RESULTS (in millions)

Adjusted Operating Income (Loss) (Non-GAAP)[1]
(for the second quarter and six months ended March 29, 2025, and March 30, 2024)
	Second Quarter				Six Months Ended
			Adjusted Operating Margin (Non-GAAP)				Adjusted Operating Margin (Non-GAAP)
	2025	2024	2025[2]	2024	2025	2024	2025[2]	2024
Beef	$(149)	$(34)	(2.8)%	(0.7)%	$(181)	$(151)	(1.7)%	(1.5)%
Pork	55	33	3.7%	2.2%	114	101	3.7%	3.4%
Chicken	312	160	7.5%	3.9%	680	352	8.3%	4.3%
Prepared Foods	244	233	10.2%	9.7%	478	497	9.8%	10.0%
International/Other	53	14	n/a	n/a	83	18	n/a	n/a
Total	$515	$406	3.8%	3.1%	$1,174	$817	4.3%	3.1%
2 Average Price Change and Adjusted Operating Margin (Non-GAAP) for the Beef and Pork segments and Total Company for the three and six months ended March 29, 2025 exclude the impact of $93 million, $250 million and $343 million, respectively, of legal contingency accruals recognized as reductions to Sales.

OUTLOOK
For fiscal 2025, the United States Department of Agriculture (USDA) indicates domestic protein production (beef, pork, chicken and turkey) will increase approximately 1% compared to fiscal 2024 levels. The following is a summary of the updated outlook for each of our segments, as well as an outlook for revenue, capital expenditures, net interest expense, liquidity, free cash flow and tax rate for fiscal 2025. Certain of the outlook numbers include adjusted operating income (loss) (a non-GAAP metric) for each segment. The Company is not able to reconcile its full-year fiscal 2025 projected adjusted results to its fiscal 2025 projected GAAP results because certain information necessary to calculate such measures on a GAAP basis is unavailable or dependent on the timing of future events outside of our control. Therefore, because of the uncertainty and variability of the nature of and the amount of any potential applicable future adjustments, which could be significant, the Company is unable to provide a reconciliation for these forward-looking non-GAAP measures without unreasonable effort. Adjusted operating income (loss) should not be considered a substitute for operating income (loss) or any other measures of financial performance reported in accordance with GAAP. Investors should rely primarily on the Company’s GAAP results and use non-GAAP financial measures only supplementally in making investment decisions.
Beef
USDA projects domestic production will be relatively flat in fiscal 2025 as compared to fiscal 2024. We anticipate adjusted operating loss between $(0.4) billion and $(0.2) billion in fiscal 2025.
Pork
USDA projects domestic production will increase slightly in fiscal 2025 as compared to fiscal 2024. We anticipate adjusted operating income of $0.1 billion to $0.2 billion in fiscal 2025.
Chicken
USDA projects chicken production will increase approximately 2% in fiscal 2025 as compared to fiscal 2024. We anticipate adjusted operating income of $1.0 billion to $1.3 billion for fiscal 2025.
Prepared Foods
We anticipate adjusted operating income of $0.9 billion to $1.1 billion in fiscal 2025.
International/Other
We anticipate improved results from our foreign operations in fiscal 2025 on an adjusted basis.
Total Company
We anticipate total company adjusted operating income of $1.9 billion to $2.3 billion for fiscal 2025.
Revenue
We expect sales to be flat to up 1% in fiscal 2025 as compared to fiscal 2024, which includes the $343 million reduction due to the recognition of legal contingency accruals in the second quarter of fiscal 2025.
Capital Expenditures
We expect capital expenditures between $1.0 billion and $1.2 billion for fiscal 2025. Capital expenditures include investments in profit improvement projects as well as projects for maintenance and repair.
Net Interest Expense
We expect net interest expense to approximate $375 million for fiscal 2025.
Liquidity
We expect total liquidity, which was $3.2 billion as of March 29, 2025, to remain above our minimum liquidity target of $1.0 billion.
Free Cash Flow
We expect free cash flow to be between $1.0 billion and $1.6 billion for fiscal 2025.
Tax Rate
We currently expect our adjusted effective tax rate to approximate 25% for fiscal 2025.

TYSON FOODS, INC.
CONSOLIDATED CONDENSED STATEMENTS OF INCOME
(In millions, except per share data)
(Unaudited)

	Three Months Ended		Six Months Ended
	March 29, 2025	March 30, 2024	March 29, 2025	March 30, 2024
Sales	$13,074	$13,072	$26,697	$26,391
Cost of Sales	12,474	12,206	25,002	24,702
Gross Profit	600	866	1,695	1,689

Selling, General and Administrative	500	554	1,015	1,146
Operating Income	100	312	680	543
Other (Income) Expense:
Interest income	(17)	(14)	(42)	(24)
Interest expense	110	111	230	216
Other, net	(23)	12	(16)	(13)
Total Other (Income) Expense	70	109	172	179
Income before Income Taxes	30	203	508	364
Income Tax Expense	16	55	128	102
Net Income	14	148	380	262
Less: Net Income Attributable to Noncontrolling Interests	7	3	14	10
Net Income Attributable to Tyson	$7	$145	$366	$252

Net Income Per Share Attributable to Tyson:
Class A Basic	$0.02	$0.42	$1.05	$0.73
Class B Basic	$0.01	$0.37	$0.94	$0.65
Diluted	$0.02	$0.41	$1.03	$0.71
Dividends Declared Per Share:
Class A	$0.500	$0.490	$1.010	$0.990
Class B	$0.450	$0.441	$0.909	$0.891

Sales Growth	—%		1.2%
Margins: (Percent of Sales)
Gross Profit	4.6%	6.6%	6.3%	6.4%
Operating Income	0.8%	2.4%	2.5%	2.1%
Net Income Attributable to Tyson	0.1%	1.1%	1.4%	1.0%
Effective Tax Rate	51.0%	26.9%	25.1%	28.0%

TYSON FOODS, INC.
CONSOLIDATED CONDENSED BALANCE SHEETS
(In millions)
(Unaudited)

	March 29, 2025	September 28, 2024
Assets
Current Assets:
Cash and cash equivalents	$992	$1,717
Accounts receivable, net	2,385	2,406
Inventories	5,395	5,195
Other current assets	396	433
Total Current Assets	9,168	9,751
Net Property, Plant and Equipment	9,278	9,442
Goodwill	9,805	9,819
Intangible Assets, net	5,740	5,875
Other Assets	2,289	2,213
Total Assets	$36,280	$37,100

Liabilities and Shareholders’ Equity
Current Liabilities:
Current debt	$896	$74
Accounts payable	2,350	2,402
Other current liabilities	2,248	2,311
Total Current Liabilities	5,494	4,787
Long-Term Debt	8,172	9,713
Deferred Income Taxes	2,240	2,285
Other Liabilities	1,843	1,801

Total Tyson Shareholders’ Equity	18,400	18,390
Noncontrolling Interests	131	124
Total Shareholders’ Equity	18,531	18,514

Total Liabilities and Shareholders’ Equity	$36,280	$37,100

TYSON FOODS, INC.
CONSOLIDATED CONDENSED STATEMENTS OF CASH FLOWS
(In millions)
(Unaudited)

	Six Months Ended
	March 29, 2025	March 30, 2024
Cash Flows From Operating Activities:
Net income	$380	$262
Depreciation and amortization	700	722
Deferred income taxes	(41)	(21)
Other, net	146	142
Net changes in operating assets and liabilities	(339)	72
Cash Provided by Operating Activities	846	1,177

Cash Flows From Investing Activities:
Additions to property, plant and equipment	(464)	(621)
Purchases of marketable securities	(33)	(13)
Proceeds from sale of marketable securities	30	12
Acquisition of equity investments	(2)	(26)
Other, net	55	27
Cash Used for Investing Activities	(414)	(621)

Cash Flows From Financing Activities:
Proceeds from issuance of debt	31	2,327
Payments on debt	(816)	(308)
Proceeds from issuance of commercial paper	—	1,649
Repayments of commercial paper	—	(2,240)
Purchases of Tyson Class A common stock	(16)	(31)
Dividends	(349)	(342)
Stock options exercised	19	8
Other, net	(1)	(12)
Cash (Used for) Provided by Financing Activities	(1,132)	1,051
Effect of Exchange Rate Changes on Cash	(25)	2
(Decrease) Increase in Cash and Cash Equivalents and Restricted Cash	(725)	1,609
Cash and Cash Equivalents and Restricted Cash at Beginning of Year	1,717	573
Cash and Cash Equivalents and Restricted Cash at End of Period	992	2,182
Less: Restricted Cash at End of Period	—	—
Cash and Cash Equivalents at End of Period	$992	$2,182

Non-GAAP Financial Measures
Adjusted Operating Income (Loss), Adjusted Income before Income Taxes, Adjusted Income Tax Expense, Adjusted Net Income Attributable to Tyson and Adjusted EPS, EBITDA, Adjusted EBITDA, net debt to EBITDA, net debt to Adjusted EBITDA and Free Cash Flow are presented as supplemental financial measures in the evaluation of our business that are not required by, or presented in accordance with GAAP. The non-GAAP financial measures are tools intended to assist our management and investors in comparing our performance on a consistent basis for purposes of business decision-making by removing the impact of certain items that management believes do not directly reflect our core operations on an ongoing basis. These non-GAAP measures should not be a substitute for their comparable GAAP financial measures. Investors should rely primarily on our GAAP results and use non-GAAP financial measures only supplementally in making investment decisions. We believe the presentation of these non-GAAP financial measures helps management and investors to assess our operating performance from period to period, including our ability to generate earnings sufficient to service our debt, enhances understanding of our financial performance and highlights operational trends. These measures are widely used by investors and rating agencies in the valuation, comparison, rating and investment recommendations of companies. Our calculation of non-GAAP measures may not be comparable to similarly titled measures reported by other companies and other companies may not define these non-GAAP financial measures in the same way, which may limit their usefulness of comparative measures.
Definitions
EBITDA is defined as net income before interest, income taxes, depreciation and amortization. Net debt to EBITDA (Adjusted EBITDA) represents the ratio of our debt, net of cash, cash equivalents and short-term investments, to EBITDA (and to Adjusted EBITDA). EBITDA, Adjusted EBITDA, net debt to EBITDA and net debt to Adjusted EBITDA are presented as supplemental financial measurements in the evaluation of our business.
Adjusted EBITDA, Adjusted Operating Income (Loss), Adjusted Income before Income Taxes, Adjusted Income Tax Expense, Adjusted Net Income Attributable to Tyson and Adjusted EPS are defined as EBITDA, Operating Income (Loss), Income before Income Taxes, Income Tax Expense, Net Income Attributable to Tyson and diluted earnings per share, respectively, excluding the impacts of any items that management believes do not directly reflect our core operations on an ongoing basis.
Free Cash Flow is defined as Cash Provided by Operating Activities minus payments for Property, Plant and Equipment.

TYSON FOODS, INC.
GAAP Results to Non-GAAP Results Reconciliations
(In millions, except per share data)
(Unaudited)

Results for the second quarter ended March 29, 2025
	Sales	Cost of Sales	Selling, General and Administrative	Operating Income	Other (Income) Expense	Income before Income Taxes	Income Tax Expense	Net Income Attributable to Tyson	EPS Impact
GAAP Results				$100		$30	$16	$7	$0.02
Brand discontinuation	—	—	6	6	—	6	1	5	0.02
Network optimization plan charges	—	43	—	43	—	43	5	38	0.10
Legal contingency accruals	343	—	—	343	—	343	81	262	0.73
Plant closures and disposals	—	23	—	23	—	23	6	17	0.05
Adjusted Non-GAAP Results				$515		$445	$109	$329	$0.92

Results for the second quarter ended March 30, 2024
	Sales	Cost of Sales	Selling, General and Administrative	Operating Income	Other (Income) Expense	Income before Income Taxes	Income Tax Expense	Net Income Attributable to Tyson	EPS Impact
GAAP Results				$312		$203	$55	$145	$0.41
The Netherlands facility[5]	—	54	—	54	—	54	—	54	0.15
Restructuring and related charges	—	(3)	4	1	—	1	—	1	—
Plant closures and disposals	—	39	—	39	—	39	19	20	0.06
Adjusted Non-GAAP Results				$406		$297	$74	$220	$0.62

Results for the six months ended March 29, 2025
	Sales	Cost of Sales	Selling, General and Administrative	Operating Income	Other (Income) Expense	Income before Income Taxes	Income Tax Expense	Net Income Attributable to Tyson	EPS Impact
GAAP Results				$680		$508	$128	$366	$1.03
Production facility fire insurance proceeds, net of costs incurred[4]	—	—	—	—	(7)	(7)	(2)	(5)	(0.01)
Brand discontinuation	—	—	12	12	—	12	3	9	0.03
Network optimization plan charges	—	114	2	116	—	116	22	94	0.26
The Netherlands facility[5]	—	—	—	—	—	—	9	(9)	(0.03)
Legal contingency accruals	343	—	—	343	—	343	81	262	0.73
Plant closures and disposals	—	23	—	23	—	23	6	17	0.05
Adjusted Non-GAAP Results				$1,174		$995	$247	$734	$2.06

Results for the six months ended March 30, 2024
	Sales	Cost of Sales	Selling, General and Administrative	Operating Income	Other (Income) Expense	Income before Income Taxes	Income Tax Expense	Net Income Attributable to Tyson	EPS Impact
GAAP Results				$543		$364	$102	$252	$0.71
Production facility fire insurance proceeds, net of costs incurred[4]	—	(24)	—	(24)	(3)	(27)	(6)	(21)	(0.06)
The Netherlands facility[5]	—	80	—	80	—	80	—	80	0.22
Restructuring and related charges	—	—	31	31	—	31	8	23	0.06
Plant closures and disposals	—	114	—	114	—	114	38	76	0.22
Legal contingency accruals	—	73	—	73	—	73	18	55	0.16
Adjusted Non-GAAP Results				$817		$635	$160	$465	$1.31

TYSON FOODS, INC.
Adjusted Operating Income (Loss) Non-GAAP Reconciliations
(In millions)
(Unaudited)

Adjusted Operating Income (Loss)
(for the second quarter ended March 29, 2025)
	Beef	Pork	Chicken	Prepared Foods	International/Other	Total
Reported operating income (loss)	$(258)	$(195)	$262	$244	$47	$100
Add: Brand discontinuation	—	—	6	—	—	6
Add: Network optimization plan charges	16	—	21	—	6	43
Add: Legal contingency accruals	93	250	—	—	—	343
Add: Plant closures and disposals	—	—	23	—	—	23
Adjusted operating income (loss)	$(149)	$55	$312	$244	$53	$515

Adjusted Operating Income (Loss)
(for the second quarter ended March 30, 2024)
	Beef	Pork	Chicken	Prepared Foods	International/Other	Total
Reported operating income (loss)	$(35)	$(1)	$158	$230	$(40)	$312
Add: The Netherlands facility[5]	—	—	—	—	54	54
Add: Restructuring and related charges	—	—	(2)	3	—	1
Add: Plant closures and disposals	1	34	4	—	—	39
Adjusted operating income (loss)	$(34)	$33	$160	$233	$14	$406

Adjusted Operating Income (Loss)
(for the six months ended March 29, 2025)
	Beef	Pork	Chicken	Prepared Foods	International/Other	Total
Reported operating income (loss)	$(322)	$(136)	$613	$453	$72	$680
Add: Brand discontinuation	—	—	12	—	—	12
Add: Network optimization plan charges	48	—	32	25	11	116
Add: Legal contingency accruals	93	250	—	—	—	343
Add: Plant closures and disposals	—	—	23	—	—	23
Adjusted operating income (loss)	$(181)	$114	$680	$478	$83	$1,174

Adjusted Operating Income (Loss)
(for the six months ended March 30, 2024)
	Beef	Pork	Chicken	Prepared Foods	International/Other	Total
Reported operating income (loss)	$(241)	$38	$335	$473	$(62)	$543
Less: Production facility fire insurance proceeds, net of costs incurred[4]	—	—	(24)	—	—	(24)
Add: The Netherlands facility[5]	—	—	—	—	80	80
Add: Restructuring and related charges	4	1	2	24	—	31
Add: Plant closures and disposals	41	34	39	—	—	114
Add: Legal contingency accruals	45	28	—	—	—	73
Adjusted operating income (loss)	$(151)	$101	$352	$497	$18	$817

TYSON FOODS, INC.
EBITDA and Adjusted EBITDA Non-GAAP Reconciliations
(In millions)
(Unaudited)

	Six Months Ended		Fiscal Year Ended	Twelve Months Ended
	March 29, 2025	March 30, 2024	September 28, 2024	March 29, 2025

Net income	$380	$262	$822	$940
Less: Interest income	(42)	(24)	(89)	(107)
Add: Interest expense	230	216	481	495
Add: Income tax expense	128	102	270	296
Add: Depreciation	566	602	1,159	1,123
Add: Amortization[3]	129	115	229	243
EBITDA	$1,391	$1,273	$2,872	$2,990

Adjustments to EBITDA:
Less: Production facility fire insurance proceeds, net of costs incurred[4]	$(7)	$(27)	$(104)	$(84)
Add: Brand discontinuation	12	—	8	20
Add: Network optimization plan charges	116	—	—	116
Add: Legal contingency accruals	343	73	174	444
Add: Plant closures and disposals	23	114	182	91
Add: Restructuring and related charges	—	31	31	—
Add: The Netherlands facility[5]	—	80	86	6
Less: Depreciation and amortization included in EBITDA adjustments[6]	(51)	(92)	(129)	(88)
Total Adjusted EBITDA	$1,827	$1,452	$3,120	$3,495

Total gross debt			$9,787	$9,068
Less: Cash and cash equivalents			(1,717)	(992)
Less: Short-term investments			(10)	—
Total net debt			$8,060	$8,076

Ratio Calculations:
Gross debt/EBITDA			3.4x	3.0x
Net debt/EBITDA			2.8x	2.7x

Gross debt/Adjusted EBITDA			3.1x	2.6x
Net debt/Adjusted EBITDA			2.6x	2.3x
3 Excludes the amortization of debt issuance and debt discount expense of $5 million for the six months ended March 29, 2025 and March 30, 2024, and $12 million for the fiscal year ended September 28, 2024 and the twelve months ended March 29, 2025 as it is included in interest expense.
4 Relates to a fire at a Chicken production facility in the fourth quarter of fiscal 2021.
5 Relates to a fire at our production facility in the Netherlands in the first quarter of fiscal 2024 and subsequent decision to sell the facility.
6 Removal of accelerated depreciation of $39 million related to network optimization plan charges for the six and twelve months ended March 29, 2025, $92 million related to plant closures and disposals for the six months ended March 30, 2024, $127 million related to plant closures and disposals for the twelve months ended September 28, 2024, and $35 million related to plant closures and disposals for the twelve months ended March 29, 2025 as they are already included in depreciation expense. Removal of accelerated amortization of $12 million, $2 million and $14 million related to brand discontinuation for the six months ended March 29, 2025, the twelve months ended September 28, 2024 and the twelve months ended March 29, 2025, respectively, as they are already included in amortization expense.

TYSON FOODS, INC.
Free Cash Flow Non-GAAP Reconciliation
(In millions)
(Unaudited)

	Six Months Ended
	March 29, 2025	March 30, 2024
Cash Provided by Operating Activities	$846	$1,177
Additions to property, plant and equipment	(464)	(621)
Free cash flow	$382	$556

About Tyson Foods, Inc.
Tyson Foods, Inc. (NYSE: TSN) is a world-class food company and recognized leader in protein. Founded in 1935 by John W. Tyson, it has grown under four generations of family leadership. The Company is unified by this purpose: Tyson Foods. We Feed the World Like Family™ and has a broad portfolio of iconic products and brands including Tyson®, Jimmy Dean®, Hillshire Farm®, Ball Park®, Wright®, State Fair®, Aidells® and ibp®. Tyson Foods is dedicated to bringing high-quality food to every table in the world, safely, sustainably, and affordably, now and for future generations. Headquartered in Springdale, Arkansas, the company had approximately 138,000 team members on September 28, 2024. Visit www.tysonfoods.com.
Conference Call Information and Other Selected Data
A conference call to discuss the Company's financial results will be held at 9 a.m. Eastern Monday, May 5, 2025. A link for the webcast of the conference call is available on the Tyson Investor Relations website at https://ir.tyson.com. The webcast also can be accessed by the following direct link: https://events.q4inc.com/attendee/209117459. For those who cannot participate at the scheduled time, a replay of the live webcast and the accompanying slides will be available at https://ir.tyson.com. A telephone replay will also be available until June 5, 2025, toll free at 1-877-344-7529, international toll 1-412-317-0088 or Canada toll free 855-669-9658. The replay access code is 2970433. Financial information, such as this news release, as well as other supplemental data, can be accessed from the Company's web site at https://ir.tyson.com.
Forward-Looking Statements
Certain information in this release constitutes forward-looking statements as contemplated by the Private Securities Litigation Reform Act of 1995. Such forward-looking statements include, but are not limited to, current views and estimates of our outlook for fiscal 2025, other future economic circumstances, industry conditions in domestic and international markets, our performance and financial results (e.g., debt levels, return on invested capital, value-added product growth, capital expenditures, tax rates, access to foreign markets and dividend policy). These forward-looking statements are subject to a number of factors and uncertainties that could cause our actual results and experiences to differ materially from anticipated results and expectations expressed in such forward-looking statements. We wish to caution readers not to place undue reliance on any forward-looking statements, which are expressly qualified in their entirety by this cautionary statement and speak only as of the date made. We undertake no obligation to update any forward-looking statements, whether as a result of new information, future events or otherwise. Among the factors that may cause actual results and experiences to differ from anticipated results and expectations expressed in such forward-looking statements are the following: (i) global pandemics have had, and may in the future have, an adverse impact on our business and operations; (ii) the effectiveness of financial excellence programs; (iii) access to, and inputs from, foreign markets together with foreign economic conditions, including currency fluctuations, import/export restrictions and foreign politics; (iv) cyber attacks, other cyber incidents, security breaches or other disruptions of our information technology systems; (v) risks associated with our failure to consummate favorable acquisition transactions or integrate certain acquisitions’ operations; (vi) the Tyson Limited Partnership’s ability to exercise significant control over the Company; (vii) fluctuations in the cost and availability of inputs and raw materials, such as live cattle, live swine, feed grains (including corn and soybean meal) and energy; (viii) market conditions for finished products, including competition from other global and domestic food processors, supply and pricing of competing products and alternative proteins and demand for alternative proteins; (ix) outbreak of a livestock disease (such as African swine fever (ASF), avian influenza (AI) or bovine spongiform encephalopathy (BSE)), which could have an adverse effect on livestock we own, the availability of livestock we purchase, consumer perception of certain protein products or our ability to conduct our operations; (x) changes in consumer preference and diets and our ability to identify and react to consumer trends; (xi) effectiveness of advertising and marketing programs; (xii) significant marketing plan changes by large customers or loss of one or more large customers; (xiii) our ability to leverage brand value propositions; (xiv) changes in availability and relative costs of labor and contract farmers and our ability to maintain good relationships with team members, labor unions, contract farmers and independent producers providing us livestock; (xv) issues related to food safety, including costs resulting from product recalls, regulatory compliance and any related claims or litigation; (xvi) compliance with and changes to regulations and laws (both domestic and foreign), including changes in accounting standards, tax laws, environmental laws, agricultural laws and occupational, health and safety laws; (xvii) the effect of climate change and any legal or regulatory response thereto; (xviii) adverse results from litigation; (xix) risks associated with leverage, including cost increases due to rising interest rates or changes in debt ratings or outlook; (xx) impairment in the carrying value of our goodwill or indefinite life intangible assets; (xxi) our participation in a multiemployer pension plan; (xxii) volatility in capital markets or interest rates; (xxiii) risks associated with our commodity purchasing activities; (xxiv) the effect of, or changes in, general economic conditions; (xxv) impacts on our operations caused by factors and forces beyond our control, such as natural disasters, fire, bioterrorism, pandemics, armed conflicts or extreme weather; (xxvi) failure to maximize or assert our intellectual property rights; (xxvii) effects related to changes in tax rates, valuation of deferred tax assets and liabilities, or tax laws and their interpretation; and (xxviii) the other risks and uncertainties detailed from time to time in our filings with the Securities and Exchange Commission, including those included under the captions "Risk Factors" and "Management's Discussion and Analysis of Financial Condition and Results of Operations" in our most recent Annual Report on Form 10-K and Quarterly reports on Form 10-Q.

Media Contact: Laura Burns, 479-713-9890 Investor Contact: Sean Cornett, 479-466-0401	Source: Tyson Foods, Inc. Category: IR, Newsroom